As filed with the Securities and Exchange Commission on May 18, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                  CVS Automatic Common Exchange Security Trust
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

              New York                                   52-6919313
------------------------------------------     ---------------------------------
(State of Incorporation or Organization)       (IRS Employer Identification No.)

      c/o The Chase Manhattan Bank
         450 West 33rd Street
         New York, New York                                           10001
------------------------------------------                       ---------------
 (Address of principal executive offices)                           (Zip Code)



If this Form relates to the registration of a class of debt    If this Form relates to the registration of a class of debt
securities and is effective upon filing pursuant to General    securities and is to become effective simultaneously with
Instruction A(c)(1) please check the following box. [_]        the effectiveness of a concurrent registration statement
                                                               under the Securities Act of 1933 pursuant to General
                                                               Instruction A(c)(2) please check the following box. [_]


Securities to be registered pursuant to Section 12(b) of the Act:


        Title of Each Class                     Name of Each Exchange on Which
        to be so Registered                     Each Class is to be Registered
        -------------------                     ------------------------------
Trust Automatic Common Exchange Securities       New York Stock Exchange, Inc.


Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
--------------------------------------------------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         The title of the class of securities to be registered hereunder is "Trust Automatic Common Exchange Securities." A description of the Trust Automatic Common Exchange Securities (the "Securities") is set forth under the caption "Description of the Securities" in the prospectus included within the Registration Statement of the Registrant filed pursuant to Rule 497(h) and in accordance with Rule 430A on Form N-2 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (Registration Nos. 333-41617 and 811-08539) (the "Registration Statement"), which description is incorporated herein by reference.


Item 2.  Exhibits.

         (a) No exhibits are being filed with the Commission.

         (b) The following exhibits are being filed with the New York Stock Exchange only:

             (1)  Registration Statement on Form N-2

             (2)  Amended and Restated Trust Agreement of the Registrant

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            CVS AUTOMATIC COMMON
                                            EXCHANGE SECURITY TRUST


Dated:  May 18, 1998                        By:               *
                                               --------------------------------
                                                        Paul S. Efron
                                                           Trustee

                                          * By:  /s/ Michael Kaine
                                               --------------------------------
                                                       Attorney-in-Fact